UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2011

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. (the “Company”) was held on November 29, 2011.

Proposal No. 1—Election of Directors

All director nominees were elected and the votes cast were as follows:

		Votes	Broker
Director	Votes for	withheld	non-votes
Antony C. Ball	32,440,025	957,645	5,999,143
Dr. Serge C.P. Belamant	32,734,841	662,829	5,999,143
Paul Edwards	32,440,025	957,645	5,999,143
Herman G. Kotzé	32,411,528	986,142	5,999,143
Alasdair J.K. Pein	32,439,425	958,245	5,999,143
Christopher S. Seabrooke	26,785,559	6,612,111	5,999,143
Tom C. Tinsley	32,439,625	958,045	5,999,143

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche (South Africa) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
39,231,391	160,049	5,373

Proposal No. 3—A Non-Binding Advisory Vote Regarding Executive Compensation

The compensation of the Company’s named executive officers was approved, on an advisory basis, and the votes cast were as follows:

Votes cast
			Broker
For	Against	Abstain	non-votes
33,014,831	321,960	60,879	5,999,143

Proposal No. 4—A Non-Binding Advisory Vote Regarding Whether an Advisory Vote on Executive Compensation Will Occur Every One, Two or Three Years

The votes cast on this proposal were as follows:

Votes cast
	Every	Every		Broker
Every year	two years	three years	Abstain	non-votes
32,677,184	28,129	630,128	62,229	5,999,143

The Company will hold future advisory votes on executive compensation every year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 29, 2011	By:	/s/ Herman Kotzé
Herman Gideon Kotzé
Chief Financial Officer